SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 3, 2003

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Items 1 through 4 and 6, 8 and 9 are inapplicable and have been omitted herefrom.

Item 5. Other Events and Regulation FD Disclosure

IDACORP, Inc., IDACORP Energy L.P. (IE), and Idaho Power Company (IPC), (collectively the Company) have entered into a settlement agreement with Truckee-Donner Public Utility District (Truckee) located in California to resolve a dispute related to a power supply contract between IE and Truckee.  The dispute centered around the pricing provisions of the contract, which required IE to sell to Truckee 10 MW light load energy and 20 MW heavy load energy for the term January 1, 2002 through December 31, 2002 at $72 per MWh and 25 MW flat energy for the term January 1, 2003 through December 31, 2009 at $72 per MWh.

The settlement provides for Truckee to pay to IE $26 million in exchange for the termination of the contract.  As a result of the settlement, IE will be released from its obligation to supply power to Truckee, and Truckee will be released from its obligation to purchase power from IE.  Additionally, all related actions at the Federal Energy Regulatory Commission and in federal court have been dismissed with prejudice.

In a separate, interim agreement, IE has contracted to supply Truckee's power needs through March 31, 2003 at $41.62 per MWh to allow Truckee a period of time to obtain an alternate long-term supplier.

The settlement of this dispute is not anticipated to have a material effect on IDACORP's consolidated financial position, results of operations or cash flows.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations and financial conditions, are "forward-looking statements" within the meaning of the federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include:  capacity and fuel; weather variations affecting customer energy usage; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; changes in governmental policies; and regulatory actions, including those of the FERC, the Idaho Public Utilities Commission, and the Oregon Public Utilities Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  Any such forward-looking statements should be considered in light of such factors and others noted in the Companies' Forms 10-K for the year 2001, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2002 and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2003

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer